Exhibit 11

                           THERMO ELECTRON CORPORATION


                        Computation of Earnings per Share



                              Three Months Ended           Nine Months Ended
                          --------------------------  -------------------------
                          September 30,   October 1,  September 30,  October 1,
                                   1995         1994           1995        1994
                          -------------   ----------  -------------  ----------

Computation of Fully
  Diluted Earnings
  per Share:

Income:
  Net income               $ 38,133,000  $ 27,827,000 $100,265,000  $ 75,170,000

  Add: Convertible
       debenture interest,
       net of tax             3,798,000     4,586,000   12,099,000    11,595,000
                           ------------  ------------ ------------  ------------

  Income applicable to
    common stock assuming
    full dilution (a)      $ 41,931,000  $ 32,413,000 $112,364,000  $ 86,765,000
                           ------------  ------------ ------------  ------------

Shares:
  Weighted average shares
    outstanding              84,393,438    78,502,671   82,610,308    76,814,367

  Add: Shares issuable
       from assumed
       conversion of
       convertible
       debentures            19,360,996    24,667,135   20,964,265    22,143,337

       Shares issuable
       from assumed
       exercise of
       options (as
       determined by
       the application
       of the treasury
       stock method)          1,701,385       852,740    1,701,385       852,740
                           ------------  ------------ ------------  ------------

  Weighted average
    shares outstanding,
    as adjusted (b)         105,455,819   104,022,546  105,275,958    99,810,444
                           ------------  ------------ ------------  ------------

Fully Diluted Earnings
  per Share (a) / (b)      $        .40  $        .31 $       1.07  $        .87
                           ============  ============ ============  ============